UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2013

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

4301 Vista Road	(713) 378-2000
Pasadena, Texas 77504	(Registrant’s Telephone Number,
(Address of Principal Executive Offices)	Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2013, our wholly owned subsidiary, Vista Land & Equipment, LLC, entered into a Commercial Contract of Sale to sell our hospital facility in Garland, Texas, formerly known as the Vista Hospital of Dallas (the “Garland facility”), to RCR Healthcare, LLC for a purchase price of $5,100,000. Due to continued operating losses, we previously closed the Garland facility in September 2011. The contract is subject to the purchaser obtaining third-party financing on terms acceptable to the purchaser. The sale is expected to close in May 2013.

We anticipate filing the Commercial Contract of Sale by amendment to this current report no later than March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: March 13, 2013	By:	/s/ Eric Chan
Eric Chan
Chief Executive Officer